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David Skipper, 281-836-8155

Archrock Partners Reports Fourth Quarter and Full Year 2017 Results

HOUSTON, February 22, 2018 – Archrock Partners, L.P. (NASDAQ: APLP) today reported net income of $2.6 million, or $0.04 per diluted common unit, for the fourth quarter of 2017, compared to a net loss of $4.0 million, or $0.06 per diluted common unit, for the third quarter of 2017 and a net loss of $14.0 million, or $0.22 per diluted common unit, for the fourth quarter of 2016. Net loss was $0.4 million, or $0.01 per diluted common unit, for 2017, compared with a net loss of $10.8 million, or $0.18 per diluted common unit, for 2016.

EBITDA, as adjusted (as defined below), was $63.6 million for the fourth quarter 2017, compared to $59.9 million for the third quarter 2017 and $69.0 million for the fourth quarter 2016. EBITDA, as adjusted, was $251.6 million for 2017, compared to $277.6 million for 2016.

(in thousands, except percentages and ratios)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016

Net income (loss)	$2,633	$(4,013)	$(14,021)	$(421)	$(10,757)
EBITDA, as adjusted	$63,632	$59,885	$69,004	$251,559	$277,552

Revenue	$141,762	$140,191	$135,406	$557,503	$562,360
Gross margin percentage	60%	55%	62%	59%	63%
Gross margin	$85,263	$77,607	$84,019	$328,148	$352,949

Selling, general, and administrative	$22,710	$20,711	$18,380	$82,035	$79,717

Cash flows from operating activities	$42,161	$38,414	$39,328	$179,333	$213,029
Distributable cash flow	$33,817	$29,809	$41,325	$137,139	$175,696
Distributable cash flow coverage	1.65x	1.46x	2.16x	1.70x	2.45x

	December 31,	September 30,	December 31,
	2017	2017	2016

Total available horsepower (at period end)	3,290	3,296	3,290
Total operating horsepower (at period end)	2,956	2,910	2,874
Horsepower utilization spot (at period end)	90%	88%	87%

“Archrock Partners posted solid operating performance in the fourth quarter,” said Brad Childers, Chairman, President and Chief Executive Officer of Archrock Partners’ managing general partner. “During the quarter, Archrock Partners grew operating horsepower by 46,000 horsepower while efficiently managing start-up and make-ready expenses. Our outstanding execution drove a substantial increase in profitability from the third quarter. For full year 2017, Archrock Partners grew operating horsepower by 82,000 horsepower and drove new orders at elevated levels throughout the year.”

“We are entering 2018 with a record backlog of new starts. Our focus in the coming year will be on the profitable execution of our growth plans, as well as closing the merger of Archrock and Archrock Partners to further strengthen our platform,” continued Childers. “In the first quarter of 2018, we implemented a price increase on the eligible portion of our installed base of horsepower and we have seen a substantial recovery in spot pricing, especially on large horsepower applications. During 2018, Archrock and Archrock Partners together expect to invest $200 to $220 million of growth capital into high demand large horsepower units to meet our customers’ needs. We expect that the efficient execution of our operations, recovering prices, and meaningful investment into our fleet will translate into improved earnings in 2018.”

“In addition, the Energy Information Administration has forecasted that 2018 will have the largest increase in year-over-year growth of U.S. natural gas production on record, with additional growth into the next decade. Based on this forecast and initial production estimates for 2017, it appears that the leading edge of a substantial growth period for U.S. natural production has arrived. We believe U.S. natural gas production growth will drive demand for our services, and we intend to profitably capture this opportunity,” concluded Childers.

Net income, excluding the item listed in the following sentence, for the fourth quarter of 2017 was $7.1 million, or $0.10 per diluted common unit. The excluded item consisted of a non-cash long-lived asset impairment charge of $4.4 million. Net income, excluding the item listed in the following sentence, for the third quarter of 2017 was $1.4 million, or $0.02 per diluted common unit. The excluded item consisted of a non-cash long-lived asset impairment charge of $5.4 million. Net income, excluding the items listed in the following sentence, for the fourth quarter of 2016 was $10.1 million, or $0.16 per diluted common unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $23.8 million as well as restructuring charges and expensed acquisition costs totaling $0.4 million.

Net income, excluding the items listed in the following sentence, for 2017 was $19.0 million, or $0.27 per diluted common unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $19.1 million and debt extinguishment costs of $0.3 million. Net income, excluding the items listed in the following sentence, for 2016 was $43.3 million, or $0.70 per diluted common unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $46.3 million, restructuring charges of $7.3 million and expensed acquisition costs of $0.5 million.

Conference Call Details

Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Thursday, Feb. 22, 2018, to discuss their fourth quarter 2017 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 4635 4672.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4635 4672#.

*****
EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restructuring charges, expensed acquisition costs, debt extinguishment costs, non-cash SG&A costs and other items. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization, long-lived asset impairment, restructuring charges, expensed acquisition costs, non-cash SG&A costs, debt extinguishment costs and interest expense (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures and (c) excluding gains or losses on asset sales and other items. Distributable cash flow coverage is defined as distributable cash flow divided by total distributions declared. A reconciliation of distributable cash flow to cash flows from operating activities, the most directly comparable GAAP measure, appears below.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by total revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Net income (loss), excluding items, a non-GAAP measure, is defined as net income (loss) plus long-lived asset impairment, restructuring charges, expensed acquisition costs and debt extinguishment costs. A reconciliation of net income (loss), excluding items, to net income (loss), the most directly comparable GAAP measure, appears below.

About Archrock Partners

Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Archrock, Inc. (NYSE: AROC) owns an equity interest in Archrock Partners, including all of the general partner interest. For more information, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Archrock and Archrock Partners, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: about the anticipated completion of the proposed merger and the timing thereof; Archrock’s dividends; Archrock’s financial and operational strategies and ability to successfully effect those strategies; Archrock’s expectations regarding future commodity prices, demand for natural gas and economic and market conditions; demand for Archrock’s services; and Archrock’s financial and operational outlook and ability to fulfill that outlook, including as related to increasing operating horsepower and gross margin percentage.

While Archrock and Archrock Partners believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their businesses. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the transaction; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction are not obtained; local, regional and national economic conditions and the impact they may have on Archrock, Archrock Partners and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s or Archrock Partners’ customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the transaction; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; the results of any shareholder actions that may be filed relating to the restatement of Archrock’s financial statements; the potential additional costs relating to Archrock’s restatement, cost-sharing with Exterran Corporation and to addressing any reviews, investigations or other proceedings by government authorities or shareholder actions; and the performance of Archrock Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in each of Archrock’s and Archrock Partners’ Annual Reports on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in each party’s filings with the Securities and Exchange Commission (the “SEC”), which are available at www.archrock.com. Except as required by law, Archrock and Archrock Partners expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, on February 5, 2018, Archrock filed with the SEC a registration statement on Form S-4, including a joint proxy statement/prospectus of Archrock and Archrock Partners. INVESTORS AND SECURITY HOLDERS OF ARCHROCK AND ARCHROCK PARTNERS ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Archrock and Archrock Partners in connection with the Archrock shareholder meeting and the Archrock Partners unitholder meeting. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by Archrock and Archrock Partners with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement/prospectus and other relevant documents (when available) from www.archrock.com under the tab “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Archrock, Archrock Partners and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Archrock’s proxy statement relating to its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2017, and Archrock Partners’ Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 23, 2017, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC.

SOURCE: Archrock Partners, L.P.

ARCHROCK PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Revenue	$141,762	$140,191	$135,406	$557,503	$562,360

Costs and expenses:
Cost of sales (excluding depreciation and amortization) — affiliates	56,499	62,584	51,387	229,355	209,411
Selling, general and administrative — affiliates	22,710	20,711	18,380	82,035	79,717
Depreciation and amortization	34,901	35,787	37,790	143,848	153,741
Long-lived asset impairment	4,447	5,368	23,751	19,106	46,258
Restructuring charges	—	—	16	—	7,309
Interest expense	20,930	21,839	19,774	84,291	77,863
Debt extinguishment costs	—	—	—	291	—
Other income, net	(770)	(2,793)	(2,614)	(4,384)	(2,594)
Total costs and expenses	138,717	143,496	148,484	554,542	571,705
Income (loss) before income taxes	3,045	(3,305)	(13,078)	2,961	(9,345)
Provision for income taxes	412	708	943	3,382	1,412
Net income (loss)	$2,633	$(4,013)	$(14,021)	$(421)	$(10,757)

General partner interest in net income (loss)	$54	$(82)	$(279)	$(9)	$(213)
Common unitholder interest in net income (loss)	$2,579	$(3,931)	$(13,742)	$(412)	$(10,544)

Income (loss) per common unit (1):
Basic and diluted	$0.04	$(0.06)	$(0.22)	$(0.01)	$(0.18)

Weighted average common units outstanding used in income (loss) per common unit (1):
Basic and diluted	70,021	68,101	62,400	67,237	60,450

(1)
Basic and diluted income (loss) per common unit is computed using the two-class method. Under the two-class method, basic and diluted income (loss) per common unit is determined by dividing income (loss) allocated to the common units after deducting the amounts allocated to our general partner and participating securities (unvested phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding common units excluding the weighted average number of outstanding participating securities during the period.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$141,762	$140,191	$135,406	$557,503	$562,360

Gross margin (1)	$85,263	$77,607	$84,019	$328,148	$352,949
Gross margin percentage	60%	55%	62%	59%	63%

EBITDA, as adjusted (1)	$63,632	$59,885	$69,004	$251,559	$277,552
% of revenue	45%	43%	51%	45%	49%

Capital expenditures	$63,380	$44,327	$11,400	$179,319	$62,345
Less: Proceeds from sale of property, plant and equipment	(13,694)	(12,254)	(13,444)	(31,010)	(28,858)
Net capital expenditures	$49,686	$32,073	$(2,044)	$148,309	$33,487

Cash flows from operating activities	$42,161	$38,414	$39,328	$179,333	$213,029
Distributable cash flow (2)	$33,817	$29,809	$41,325	$137,139	$175,696

Distributions declared for the period per common unit	$0.2850	$0.2850	$0.2850	$1.1400	$1.1400
Distributions declared to all unitholders for the period	$20,455	$20,459	$19,107	$80,497	$71,646
Distributable cash flow coverage (3)	1.65x	1.46x	2.16x	1.70x	2.45x

	December 31, 2017	September 30, 2017	December 31, 2016
Debt (4)	$1,361,053	$1,317,447	$1,342,724
Total partners' capital	514,740	528,789	522,173

(1)
Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)
Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can compute the coverage ratio of estimated cash flows to planned cash distributions.

(3)	Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period.

(4)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$2,633	$(4,013)	$(14,021)	$(421)	$(10,757)
Selling, general and administrative — affiliates	22,710	20,711	18,380	82,035	79,717
Depreciation and amortization	34,901	35,787	37,790	143,848	153,741
Long-lived asset impairment	4,447	5,368	23,751	19,106	46,258
Restructuring charges	—	—	16	—	7,309
Interest expense	20,930	21,839	19,774	84,291	77,863
Debt extinguishment costs	—	—	—	291	—
Other income, net	(770)	(2,793)	(2,614)	(4,384)	(2,594)
Provision for income taxes	412	708	943	3,382	1,412
Gross margin (1)	85,263	77,607	84,019	328,148	352,949
Expensed acquisition costs (in Other income, net)	—	—	351	—	523
Non-cash selling, general and administrative — affiliates	309	196	400	1,062	1,203
Less: Selling, general and administrative — affiliates	(22,710)	(20,711)	(18,380)	(82,035)	(79,717)
Less: Other income, net	770	2,793	2,614	4,384	2,594
EBITDA, as adjusted (1)	63,632	59,885	69,004	251,559	277,552
Less: Provision for income taxes	(412)	(708)	(943)	(3,382)	(1,412)
Less: Gain on sale of property, plant and equipment (in Other income, net)	(744)	(2,759)	(2,946)	(4,262)	(3,585)
Less: Loss on non-cash consideration in March 2016 Acquisition	—	—	—	—	635
Less: Cash interest expense	(19,330)	(19,262)	(18,600)	(76,505)	(73,594)
Less: Maintenance capital expenditures	(9,329)	(7,347)	(5,190)	(30,271)	(23,900)
Distributable cash flow (2)	$33,817	$29,809	$41,325	$137,139	$175,696

Cash flows from operating activities	$42,161	$38,414	$39,328	$179,333	$213,029
Provision for doubtful accounts	(1,817)	(1,346)	(395)	(4,104)	(2,672)
Expensed acquisition costs (in Other income, net)	—	—	351	—	523
Restructuring charges	—	—	16	—	7,309
Deferred income tax provision	(466)	(686)	(972)	(3,384)	(1,444)
Payments for settlement of interest rate swaps that include financing elements	(380)	(364)	(714)	(1,785)	(3,058)
Maintenance capital expenditures	(9,329)	(7,347)	(5,190)	30,271	(23,900)
Change in assets and liabilities	3,648	1,138	8,901	(2,650)	(14,091)
Distributable cash flow (2)	$33,817	$29,809	$41,325	$137,139	$175,696

Net income (loss)	$2,633	$(4,013)	$(14,021)	$(421)	$(10,757)
Items:
Long-lived asset impairment	4,447	5,368	23,751	19,106	46,258
Restructuring charges	—	—	16	—	7,309
Debt extinguishment costs	—	—	—	291	—
Expensed acquisition costs (in Other income, net)	—	—	351	—	523
Net income, excluding items	$7,080	$1,355	$10,097	$18,976	$43,333

Diluted income (loss) per common unit	$0.04	$(0.06)	$(0.22)	$(0.01)	$(0.18)
Adjustment for items per common unit	0.06	0.08	0.38	0.28	0.88
Diluted income per common unit, excluding items (1)	$0.10	$0.02	$0.16	$0.27	$0.70

(1)
Management believes EBITDA, as adjusted, diluted income per common unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)
Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can compute the coverage ratio of estimated cash flows to planned cash distributions.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Total available horsepower (at period end) (1) (2)	3,290	3,296	3,290	3,290	3,290
Total operating horsepower (at period end) (1) (3)	2,956	2,910	2,874	2,956	2,874
Average operating horsepower	2,937	2,890	2,816	2,883	2,836
Horsepower Utilization:
Spot (at period end)	90%	88%	87%	90%	87%
Average	89%	88%	86%	88%	86%

Total available contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (2)	3,847	3,866	3,819	3,847	3,819

Total operating contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (3)	3,253	3,204	3,115	3,253	3,115

(1)
Includes compressor units comprising approximately 4,000, 28,000 and 1,000 horsepower leased from Archrock as of December 31, 2017, September 30, 2017 and December 31, 2016, respectively. Excludes compressor units comprising approximately 4,000, 33,000 and 6,000 horsepower leased to Archrock as of December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

(2)	Defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.